Exhibit 99.2

Fourth Quarter and Full-Year 2015 Earnings Presentation January 26, 2016 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

2015 was a volatile year across markets; however, we made continued progress strengthening our investment performance, which translated into better net flows and an improvement in mutual fund performance fees Investment performance continues to be strong, with 84% and 74% of complex-wide assets in the top 2 Morningstar quartiles on a 1- and 3-year basis, respectively, as of December 31, 2015 (1) Full-year 2015 total company long-term net flows were $(2.6) billion, compared to $(4.9) billion in 2014 Mutual fund performance fees in 2015 were $(29) million compared to $(60) million in 2014 International business had organic growth of 20% in 2015, representing the strongest year of growth for this business in the firm’s history We are gaining market share in the U.S. Intermediary channel 2015 organic growth in our Janus Equity and Fixed Income mutual funds was 1.2% and 1.0%, respectively, compared to organic loss of 2.6% and 1.6% for the industry, respectively (2) In 2015, we strengthened our balance sheet by proactively deleveraging and refinancing our remaining debt, generating $274 million of cash flow from operations and returning $157 million to shareholders in the form of dividends and share repurchases We are committed to investing in our business to capitalize on momentum and build a more globally diverse firm, which will be better suited to deliver more consistent results for shareholders, clients and employees Executive summary Notes: References Morningstar relative performance. Refer to p. 25 for the 5-year period and p. 32 for the 10-year period and quantity of funds in the analysis. Organic growth metrics are calculated as a percentage of beginning of period AUM. Janus data reflects flows into U.S. Mutual funds only (JIF and JAS Trusts). Industry data is per Simfund and reflects flows into active U.S. domestic mutual funds; industry data excludes all passive flows.

Janus Capital Group 4Q and full-year 2015 results 4Q 2015 EPS of $0.25 compared to 3Q 2015 adjusted EPS of $0.22, resulting in full-year adjusted EPS of $0.92 compared to $0.81 in 2014 3Q 2015 and full-year 2015 adjusted EPS exclude a $0.12 non-operating loss due to the early extinguishment of debt Assets Under Management of $189.1 billion at December 31, 2015 increased 4.2% versus September 30, 2015 and increased 3.3% versus December 31, 2014 Operating margin in 4Q 2015 of 30.2% versus 30.5% in 3Q 2015 Full-year 2015 operating margin of 29.9% versus 30.4% in 2014 Total company long-term net flows were $(0.6) billion in 4Q 2015 compared to $(3.3) billion in 3Q 2015 Full-year 2015 long-term net flows of $(2.6) billion compared to $(4.9) billion in 2014 Generated cash flow from operations of $274 million in 2015 Adjusted EPS(1) AUM(2) Long-Term Net Flows Margin Cash Flow From Operations Notes: Only 3Q 2015 and full-year 2015 EPS are adjusted. See detail to non-GAAP adjustments on p. 22. AUM does not include $3.2 billion of VelocityShares ending assets.

2015 Accomplishments Notes: References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2015. Refer to p. 32 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Organic growth rates calculated as a percentage of beginning of period assets. For Kapstream, beginning of period AUM was as of July 1, 2015 (acquisition date), and flows are annualized based on July-December flows. Grow Fixed Income Business Franchise posted 7th consecutive year of positive flows, growing at an organic growth rate of 9%(2) Acquired Kapstream Capital Pty Limited to reinforce our commitment to building a world-class global macro fixed income business Expand Non-U.S. Distribution Capabilities and Product Offerings Full-year gross sales and net flows of $17.2 billion and $6.6 billion, respectively, represent the strongest year of flows in the firm’s history The business grew at an organic growth rate of 20%(2) Our relationship with Dai-ichi Life continues to assist with ongoing growth in Japan 2015 Accomplishments: Initiative: Product Development Launched the Adaptive Global Allocation strategy to meet the growing needs of our clients Filed an initial registration statement for Janus Small Cap Growth Alpha and Small/Mid Cap Growth Alpha ETFs with an anticipated launch date in 1Q 2016 Continued Focus on Fundamental Equity Franchise Strong fundamental equity investment performance(1) 84%, 70% and 62% of fundamental equity assets were in the top two Morningstar quartiles on a 1-, 3- and 5-year basis, respectively, as of December 31, 2015

4Q and Full-Year 2015 Results Jennifer McPeek Chief Financial Officer

4Q 2015 financial review Adjusted EPS(2) Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Notes: Average AUM does not include VelocityShares average assets. 3Q 2015and full-year 2015 EPS excludes a $0.12 non-operating loss due to the early extinguishment of debt. Only 3Q and full-year 2015 are adjusted. See detail to non-GAAP adjustments on p. 22. $83.4 $80.8 30.5% 30.2% 3Q 2015 4Q 2015 $192.1 $191.2 3Q 2015 4Q 2015 $0.22 $0.25 3Q 2015 4Q 2015 $953.2 $1,076.2 2014 2015 $289.7 $322.3 30.4% 29.9% 2014 2015 $175.8 $190.6 2014 2015 $0.81 $0.92 2014 2015 $273.8 $267.8 3Q 2015 4Q 2015

4Q 2015 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2015. Refer to p. 25 and 26 for the 1-, 3- and 5-year periods and p. 32 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute volatility strategies. References relative performance net of fees as of December 31, 2015, as shown on p. 29 and 30. Refer to p. 31 for INTECH mutual fund analysis and disclosure. Complex-wide as of December 31, 2015. Refer to p. 32 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending December 31, 2015 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 84% 74% 65% Fundamental Equity Mutual Fund Assets (1) 84% 70% 62% Fixed Income Mutual Fund Assets (1) 82% 100% 82% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 74% 53% 67% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 55%

4Q 2015 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include VelocityShares. 29% 27% 25% 25% 27% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Annualized Redemption Rate Annualized Gross Sales Rate 24% 31% 27% 23% 21% 25% 24% 27% 29% 27% 16% 11% 17% 12% 13% 21% 22% 18% 25% 26% 67% 41% 30% 39% 55% 32% 32% 27% 41% 32% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 25% 25% 24% 32% 28% $5.3 $3.5 $2.7 $4.2 $5.8 ($2.5) ($2.7) ($2.4) ($4.4) ($3.4) $2.8 $0.8 $0.3 ($0.2) $2.4 ($12) ($6) $0 $6 $12 4Q14 1Q15 2Q15 3Q15 4Q15 $2.0 $1.4 $2.2 $1.5 $1.5 ($2.6) ($2.7) ($2.2) ($3.1) ($3.0) ($0.6) ($1.3) ($0.0) ($1.6) ($1.5) ($6) ($3) $0 $3 $6 4Q14 1Q15 2Q15 3Q15 4Q15 $5.6 $7.4 $6.7 $6.0 $4.8 ($5.8) ($5.8) ($6.8) ($7.5) ($6.3) ($0.2) $1.6 ($0.1) ($1.5) ($1.5) ($20) ($10) $0 $10 $20 4Q14 1Q15 2Q15 3Q15 4Q15 $12.9 $12.3 $11.6 $11.7 $12.1 ($10.9) ($11.2) ($11.4) ($15.0) ($12.7) $2.0 $1.1 $0.2 ($3.3) ($0.6) ($32) ($16) $0 $16 $32 4Q14 1Q15 2Q15 3Q15 4Q15

4Q 2015 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue decreased 2% quarter over quarter Management fees declined $4.6 million due to lower average AUM and a slight decline in fee rate Performance fees were $0.7 million lower versus 3Q 2015 due to lower mutual fund performance fees mostly offset by seasonally higher private account performance fees $44.0 $43.3 ($1.2) ($1.9) $231.0 $226.4 $273.8 $267.8 3Q 2015 4Q 2015

4Q 2015 operating expenses Operating Expenses ($ in millions) Note: 2016 annual long-term incentive compensation is currently expected to be $70 - 75 million. (1) 4Q 2015 operating expenses of $187.0 million decreased compared to 3Q 2015 Long-term incentive compensation increased $1.7 million primarily due to mark-to-market on mutual fund share awards G&A decreased $2.7 million, as previously guided, driven by the absence of additional earnout for VelocityShares and an operational error that was recognized in the prior quarter 4Q 2015 operating margin declined slightly to 30.2% from 30.5% in 3Q 2015 $36.2 $33.5 $9.0 $9.0 $36.8 $35.3 $4.9 $5.9 $17.6 $19.3 $85.9 $84.0 $190.4 $187.0 3Q 2015 4Q 2015 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

4Q 2015 balance sheet profile

- Total cash and marketable securities decreased $88 million year over year as a result of the Kapstream acquisition and capital return initiatives
- Carrying value of debt decreased 10% or $44 million compared to the prior year, following the issuance of Senior Notes due 2025 and redemption of the 2017 Senior Notes
- During 2015, we returned $157 million to shareholders in the form of dividends and share repurchases
  - Share repurchases – $92 million (repurchased 5.8 million shares at an average price of $15.82 per share)
  - Quarterly dividends – $65 million
- Generated cash flow from operations of $274 million over the last 12 months

Balance Sheet Profile (Carrying Value) (1) **– 12/31/2014 vs. 12/31/2015**
($ in millions)



$797
$344
$453
$451
$106
$345
$692
$327
$364
$406
$109
$297
Cash & Investments
Debt
12/31/2014
12/31/2015
Investment Securities (2)
Cash and Cash Equivalents
2025 Maturity
2018 Maturity
2017 Maturity

Notes:
(1) Numbers may not foot due to rounding.
(2) Includes Seed Investments of $326.6 million, Investments in Advised Mutual Funds of $4.4 million and Investments Related to Deferred Compensation Plans of $13.0 million as of December 31, 2014; includes Seed Investments of $306.6 million, Investments in Advised Mutual Funds of $4.2 million and Investments Related to Deferred Compensation Plans of $16.3 million as of December 31, 2015.

11

Topics of Discussion Jennifer McPeek Chief Financial Officer

Global distribution annual net flow summary Notes: Long-term flows exclude money market flows. Sales and redemption rates calculated as a percentage of beginning of period assets. For Kapstream, beginning of period AUM was as of July 1, 2015 (acquisition date), and 2015 sales and redemption rates are annualized based on July-December flows. Long-term flows do not include VelocityShares. Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales 23% 23% 23% 26% 31% 35% 25% 27% Redemption Rate Gross Sales Rate 34% 35% 39% 45% 42% 55% 41% 42% 19% 17% 17% 21% 27% 24% 19% 23% 12% 12% 10% 9% 22% 19% 13% 13% Intermediary ($ in billions) Institutional ($ in billions) Self-Directed ($ in billions) $4.8 $5.0 $4.9 $4.9 ($8.8) ($8.4) ($6.8) ($6.6) ($3.9) ($3.4) ($1.9) ($1.7) ($20) ($10) $0 $10 $20 2012 2013 2014 2015 $8.9 $8.3 $9.9 $13.0 ($12.3) ($12.0) ($11.5) ($15.0) ($3.4) ($3.7) ($1.6) ($2.0) ($30) ($20) ($10) $0 $10 $20 $30 2012 2013 2014 2015 $20.3 $21.7 $24.1 $29.8 ($25.1) ($34.3) ($25.5) ($28.6) ($4.8) ($12.7) ($1.4) $1.2 ($80) ($40) $0 $40 $80 2012 2013 2014 2015 $34.0 $35.0 $38.9 $47.7 ($46.0) ($54.7) ($43.8) ($50.3) ($12.0) ($19.7) ($4.9) ($2.6) ($100) ($50) $0 $50 $100 2012 2013 2014 2015 See Channel descriptions on p. 18.

2016 Expense Outlook Despite a challenging market environment to begin 2016, we plan to continue investing in our business in a few select areas Momentum and opportunities for near-term growth: Intermediary distribution New products (e.g., ETPs and Asset Allocation) Continued investment in client support and reporting Continued commitment to meet industry-wide pressures on salaries, regulatory requirements and risk We intend to offset some of our strategic spend through efficiencies and other cost saves Total Impact: Net headcount additions of 15 to 20, predominantly in distribution roles 2016 total compensation-to-revenue ratio in low-40s ~10% year-over-year increase in Marketing and Advertising spend in 2016

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

4Q 2015 asset diversification 12/31/15 Assets of $192.3 Billion(1) By Investment Discipline ($ in Billions) Note: Percentages and numbers may not foot due to rounding. By Distribution Channel ($ in Billions) By Domicile ($ in Billions) $64.9 47.6 44.4 22.5 8.4 3.2 1.3 $70.9 66.5 55.0 $150.0 42.4 34% 25% 23% 12% 4% 1% 1% Growth / Blend Mathematical Fixed Income Global / International Value ETPs Money Market 37% 34% 29% Intermediary Institutional Self-Directed 78% 22% U.S. Non-U.S.

Assets by channel presentation changes (1) Note: Items in red font in the tables were new additions in 3Q 2015; shaded items were reorganized. Prior to 3Q 2015 Channel View Current Channel View The presentation of our assets by channel coincides with how we view channels strategically Retail Intermediary Defined Contribution Platform Advisory Services Variable Insurance Trusts Retail Direct Supermarket Retail Institutional Corporate Endowments & Foundations Public Funds Taft Hartley International All Internationally-Domiciled Assets Intermediary Defined Contribution Platform Advisory Services Variable Insurance Trusts Non-U.S. Mutual Funds ETFs Institutional Corporate Endowments & Foundations Public Funds Taft Hartley Non-U.S. Separate Accounts Self-Directed Retail Direct Supermarket Retail ETNs

Annual net flow summary Notes: Long-term flows exclude money market flows. Sales and redemption rates calculated as a percentage of beginning of period assets. For Kapstream, beginning of period AUM was as of July 1, 2015 (acquisition date), and 2015 sales and redemption rates are annualized based on July-December flows. Long-term flows do not include VelocityShares. Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 23% 23% 23% 26% 31% 35% 25% 27% Redemption Rate Gross Sales Rate 20% 19% 19% 26% 32% 37% 27% 27% 12% 13% 14% 13% 26% 25% 17% 22% 56% 47% 47% 43% 37% 44% 32% 34% $11.6 $12.6 $13.7 $16.2 ($7.6) ($11.7) ($9.3) ($12.9) $4.0 $0.9 $4.4 $3.3 ($30) ($20) ($10) $0 $10 $20 $30 2012 2013 2014 2015 $34.0 $35.0 $38.9 $47.7 ($46.0) ($54.7) ($43.8) ($50.3) ($12.0) ($19.7) ($4.9) ($2.6) ($100) ($50) $0 $50 $100 2012 2013 2014 2015 $17.5 $17.2 $18.6 $24.9 ($27.9) ($33.1) ($26.2) ($26.4) ($10.4) ($15.9) ($7.6) ($1.5) ($75) ($50) ($25) $0 $25 $50 $75 2012 2013 2014 2015 $4.9 $5.2 $6.6 $6.6 ($10.5) ($9.9) ($8.3) ($11.0) ($5.6) ($4.7) ($1.7) ($4.4) ($30) ($20) ($10) $0 $10 $20 $30 2012 2013 2014 2015

4Q 2015 EPS of $0.25 compared to $0.10 in 3Q 2015

($ in millions, except AUM and per share)	Quarter Ended December 31, 2015	Quarter Ended September 30, 2015	Variance (%)	Year Ended December 31, 2015	Year Ended December 31, 2014	Variance (%)
Average AUM ($ in billions)	**$ 191.2**	**$ 192.1**	**-0.4%**	**$ 190.6**	**$ 175.8**	**8.4%**
Revenues	$ 267.8	$ 273.8	-2.2%	$ 1,076.2	$ 953.2	12.9%
Operating expenses	187.0	190.4	-1.8%	753.9	663.5	13.6%
Operating income	**$ 80.8**	**$ 83.4**	**-3.1%**	**$ 322.3**	**$ 289.7**	**11.3%**
Operating margin	**30.2%**	**30.5%**		**29.9%**	**30.4%**	
Interest expense	$ (5.2)	$ (8.0)	35.0%	$ (27.7)	$ (33.1)	16.3%
Investment gains (losses), net	(2.3)	(7.2)	68.1%	(8.2)	(1.9)	n/m
Other income (expense), net	4.3	1.2	n/m	3.2	3.0	6.7%
Loss on early extinguishment of debt	-	(36.3)	n/m	(36.3)	-	n/a
Income tax provision	(29.3)	(13.2)	n/m	(94.0)	(102.3)	8.1%
Net income	**$ 48.3**	**$ 19.9**	**n/m**	**$ 159.3**	**$ 155.4**	**2.5%**
Noncontrolling interests	(1.7)	-	n/a	(3.5)	(1.0)	n/m
Net income attributable to JCG	**$ 46.6**	**$ 19.9**	**n/m**	**$ 155.8**	**$ 154.4**	**0.9%**
Allocation of earnings to restricted stock	1.6	0.7	n/m	5.5	5.1	7.8%
Net income attributable to JCG common shareholders	**$ 45.0**	**$ 19.2**	**n/m**	**$ 150.3**	**$ 149.3**	**0.7%**
Diluted earnings per share attributable to JCG common shareholders	**$ 0.25**	**$ 0.10**	**n/m**	**$ 0.80**	**$ 0.81**	**-1.2%**
Diluted weighted average shares outstanding (in millions)	**183.6**	**186.4**	**-1.5%**	**186.8**	**184.9**	**1.0%**

20

4Q 2015 operating margin of 30.2% versus 30.5% in 3Q 2015 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM) 2015 2015 (%) 2015 2014 (%) Average AUM ($ in billions) 191.2 $ 192.1 $ -0.4% 190.6 $ 175.8 $ 8.4% Revenues Investment management fees 226.4 $ 231.0 $ 913.7 $ 849.1 $ Performance fees - mutual funds (9.6) (3.9) (28.8) (59.7) Performance fees - private accounts 7.7 2.7 19.0 11.7 Shareowner servicing fees and other 43.3 44.0 172.3 152.1 Total revenues 267.8 $ 273.8 $ -2.2% 1,076.2 $ 953.2 $ 12.9% Basis points Investment management fees 47.0 47.7 47.9 48.3 Investment management fees and performance fees 46.6 47.5 47.4 45.6 Operating expenses Employee compensation and benefits 84.0 $ 85.9 $ 352.5 $ 322.8 $ Long-term incentive compensation 19.3 17.6 76.8 51.3 Marketing and advertising 5.9 4.9 22.0 19.5 Distribution 35.3 36.8 141.0 131.0 Depreciation and amortization 9.0 9.0 33.0 25.6 General, administrative and occupancy 33.5 36.2 128.6 113.3 Total operating expenses 187.0 $ 190.4 $ -1.8% 753.9 $ 663.5 $ 13.6% Operating income 80.8 $ 83.4 $ -3.1% 322.3 $ 289.7 $ 11.3% Operating margin 30.2% 30.5% 29.9% 30.4% Quarter Ended Year Ended

Reconciliation of non-GAAP financial measures Quarter Ended Year Ended September 30, December 31, ($ in millions, except per share amounts) 2015 2015 Net income attributable to JCG $ 19.9 $ 155.8 Less: Allocation of earnings to participating restricted stock awards 0.7 5.5 Net income attributable to JCG common shareholders 19.2 150.3 Non-GAAP adjustments: Loss on extinguishment of debt 36.3 36.3 Tax effect of loss on extinguishment of debt (13.5) (13.5) Allocation of loss on extinguishment of debt to participating restricted stock awards (0.8) (0.8) Net income attributable to JCG common shareholders, adjusted $ 41.2 $ 172.3 Weighted-average diluted common shares outstanding 186.4 186.8 Diluted earnings per share $ 0.10 $ 0.80 Diluted earnings per share, adjusted $ 0.22 $ 0.92

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 12/31/2015	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	4Q 2015 P&L Impact
Janus Contrarian Fund [3]	$3,204.9	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,173.5)
Janus Research Fund [3]	4,697.2	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	1,138.7
Janus Global Research Fund [3,4]	3,288.5	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	144.8
Janus Global Real Estate Fund [5]	259.8	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	50.8
Janus International Equity Fund [6]	239.7	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(49.6)
INTECH U.S. Core Fund [7]	620.5	S&P 500® Index	0.50%	± 15 bps	± 4.00%	38.2
Perkins Mid Cap Value Fund [3]	4,296.2	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(3,395.1)
Perkins Small Cap Value Fund [8]	1,327.0	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	453.7
Perkins Large Cap Value Fund [8]	155.5	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(56.5)
Janus Fund [9]	8,458.3	Core Growth Index	0.64%	± 15 bps	± 4.50%	(1,845.2)
Perkins Global Value Fund [9,10]	236.9	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(88.4)
Janus Aspen Overseas Portfolio [11]	818.5	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(479.7)
Janus Overseas Fund [12]	2,017.8	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,545.4)
Janus Twenty Fund [13]	9,116.9	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(2,899.5)
Janus Forty Fund [13]	3,131.0	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	142.0
Janus Emerging Markets Fund [14]	53.2	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	12.1
Janus Asia Equity [15]	9.5	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	0.6
Perkins Select Value [16]	77.7	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(29.3)
Total Existing Funds with Fees	**$42,009.1**					**($9,581.5)**

Please refer to footnotes on p. 24.

23

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of December 31, 2015. Refer to p. 32 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 56% 60% 56% 53% 40% 1% 3% 2% 17% 44% 57% 63% 58% 70% 84% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 46% 47% 41% 61% 41% 35% 22% 35% 18% 34% 82% 69% 75% 79% 74% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 22% 27% 23% 35% 48% 31% 28% 32% 27% 17% 53% 55% 55% 63% 65% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 44% 49% 38% 43% 36% 11% 18% 24% 28% 34% 56% 67% 62% 70% 70% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 32% 37% 32% 42% 37% 34% 24% 32% 30% 33% 66% 61% 64% 72% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 28% 33% 26% 33% 36% 35% 28% 26% 30% 31% 63% 60% 51% 63% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of December 31, 2015. Refer to p. 32 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 64% 70% 67% 63% 44% 1% 2% 1% 6% 40% 66% 73% 68% 69% 84% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 54% 54% 48% 58% 46% 27% 15% 23% 17% 24% 81% 68% 71% 75% 70% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 24% 30% 27% 27% 44% 24% 21% 24% 29% 18% 48% 50% 50% 56% 62% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 50% 55% 45% 41% 28% 14% 19% 21% 27% 38% 64% 74% 67% 68% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 36% 38% 35% 38% 37% 31% 23% 25% 26% 24% 67% 60% 60% 64% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15 25% 25% 22% 21% 26% 31% 28% 22% 33% 35% 56% 53% 44% 55% 62% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15

Complex-wide mutual fund rankings (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")

Morningstar Rankings Based on Total Returns as of 12/31/2015

			1 Year		*3 Years*		*5 Years*		*10 Years*		*Since PM Inception*	
	PM Inception	*Morningstar Category*	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Janus Equity												
Janus Aspen Balanced Instl	Apr-05	Moderate Allocation	10	98/967	14	127/933	10	79/834	2	13/670	3	15/645
Janus Aspen Enterprise Instl	Oct-07	Mid-Cap Growth	11	82/748	15	102/705	11	72/677	7	43/613	12	77/634
Janus Aspen Forty Instl	Jun-13	Large Growth	1	15/1745	24	410/1703	24	361/1548	9	116/1331	14	232/1710
Janus Aspen Global Allocation Mod Instl	Aug-11	World Allocation	35	202/584	26	134/512					13	56/442
Janus Aspen Global Research Instl	Mar-11	World Stock	61	769/1255	19	197/1076	49	440/893	58	353/609	50	447/901
Janus Aspen Global Technology Instl	May-11	Technology	65	134/205	55	112/204	47	96/204	33	65/196	40	81/204
Janus Aspen Janus Instl	May-11	Large Growth	38	653/1745	46	779/1703	51	794/1548	42	552/1331	44	687/1568
Janus Aspen Overseas Instl	Jun-03	Foreign Large Blend	93	767/820	96	747/771	98	685/698	25	133/528	9	39/440
Janus Asia Equity I	Jul-11	Pacific/Asia ex-Japan Stk	39	38/97	55	47/84					47	38/80
Janus Balanced T	Apr-05	Moderate Allocation	13	121/967	17	156/933	17	137/834	4	27/670	5	30/645
Janus Contrarian T	Jun-11	Mid-Cap Blend	94	424/450	46	196/425	72	271/376	65	197/303	39	151/385
Janus Diversified Alternatives I	Dec-12	Multialternative	77	362/469	85	225/262					86	228/263
Janus Emerging Markets I	Dec-10	Diversified Emerging Mkts	17	148/870	23	149/650	48	226/474			51	236/466
Janus Enterprise T	Oct-07	Mid-Cap Growth	13	97/748	26	182/705	17	112/677	12	72/613	17	106/634
Janus Forty S	Jun-13	Large Growth	2	30/1745	25	429/1703	28	430/1548	18	231/1331	15	254/1710
Janus Global Allocation Cnsrv T	Aug-14	World Allocation	38	219/584	48	246/512	31	124/397	17	51/308	28	157/566
Janus Global Allocation Growth T	Aug-14	World Allocation	35	207/584	7	32/512	21	84/397	16	50/308	40	225/566
Janus Global Allocation Moderate T	Aug-14	World Allocation	37	216/584	24	123/512	27	106/397	13	41/308	34	195/566
Janus Global Life Sciences T	Apr-07	Health	42	55/129	15	20/129	21	26/123	29	34/117	24	28/117
Janus Global Real Estate I	Nov-07	Global Real Estate	72	184/256	21	45/213	49	99/201			5	8/159
Janus Global Research T	Feb-05	World Stock	61	771/1255	38	410/1076	47	417/893	7	42/609	4	18/560
Janus Global Select T	Aug-12	World Stock	75	945/1255	42	451/1076	94	844/893	54	329/609	30	319/1054
Janus Global Technology T	May-11	Technology	69	142/205	61	125/204	52	106/204	36	70/196	47	96/204
Janus Growth & Income T	Nov-07	Large Blend	20	322/1652	41	631/1532	45	640/1422	78	958/1230	64	833/1299
Janus International Equity I	Jun-10	Foreign Large Growth	92	347/374	68	245/359	71	239/336			79	261/328
Janus Overseas T	Jun-03	Foreign Large Blend	93	764/820	98	762/771	99	692/698	60	316/528	22	96/440
Janus Research T	Jan-06	Large Growth	38	656/1745	18	296/1703	32	496/1548	13	174/1331	12	161/1331
Janus T	May-11	Large Growth	38	668/1745	52	884/1703	62	955/1548	56	747/1331	54	845/1568
Janus Triton T*	May-13	Small Growth	16	115/753	16	114/715	8	54/689	1	7/602	11	80/716
Janus Twenty T*	May-13	Large Growth	41	707/1745	58	996/1703	61	941/1548	18	232/1331	48	827/1710
Janus Venture T*	May-13	Small Growth	31	229/753	9	61/715	5	32/689	6	33/602	10	70/716

Morningstar Quartile: 1st 2nd 3rd 4th

* Closed to new investors.

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 32 for additional Morningstar disclosure.

27

Complex-wide mutual fund rankings, cont. (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")			*Morningstar Rankings Based on Total Returns as of 12/31/2015*									
			1 Year		*3 Years*		*5 Years*		*10 Years*		*Since PM Inception*	
	PM Inception	*Morningstar Category*	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Fixed Income												
Janus Aspen Flexible Bond Instl	May-07	Intermediate-Term Bond	37	401/1088	23	235/1042	16	161/992	3	22/862	2	18/892
Janus Flexible Bond T	May-07	Intermediate-Term Bond	44	480/1088	29	299/1042	24	236/992	7	56/862	6	49/892
Janus Global Bond I	Dec-10	World Bond	53	198/376	32	112/351	22	63/286			26	75/286
Janus Global Unconstrained Bond I	Oct-14	Nontraditional Bond	34	171/501							34	154/454
Janus High-Yield T	Dec-03	High Yield Bond	16	126/789	28	198/713	34	211/618	21	111/524	23	112/500
Janus Multi-Sector Income I	Feb-14	Multisector Bond	7	22/316							9	24/277
Janus Real Return I	Oct-12	Multisector Bond	8	24/316	27	67/246					35	86/244
Janus Short-Term Bond T	May-07	Short-Term Bond	59	339/575	38	204/533	56	270/484	30	127/418	31	142/454
INTECH												
Janus Aspen INTECH US Low Volatil Svc	Sep-12	Large Blend	4	60/1652	15	232/1532					26	386/1514
INTECH Emrg Mkts Mgd Vol I	Dec-14	Diversified Emerging Mkts	23	201/870							29	254/870
INTECH Global Income Mgd Vol I	Dec-11	World Stock	3	37/1255	42	456/1076					56	542/958
INTECH Intl Mgd Volatility I	May-07	Foreign Large Blend	5	39/820	6	40/771	10	65/698			26	146/566
INTECH U.S. Core T*	Feb-03	Large Growth	70	1224/1745	45	762/1703	20	311/1548	54	724/1331	31	363/1182
INTECH US Mgd Volatility I	Dec-05	Large Blend	6	98/1652	14	207/1532	11	149/1422	39	473/1230	39	475/1234
Perkins												
Janus Aspen Perkins Mid Cap Value Svc	Dec-02	Mid-Cap Value	35	170/485	83	373/447	87	348/399	51	175/339	51	141/276
Perkins Global Value T	Apr-05	World Stock	58	729/1255	63	676/1076	41	366/893	56	339/609	67	385/574
Perkins International Value I	Apr-13	Foreign Large Value	36	133/370							37	129/350
Perkins Large Cap Value I	Dec-08	Large Value	44	636/1435	68	901/1321	69	846/1227			66	795/1195
Perkins Mid Cap Value T*	Aug-98	Mid-Cap Value	37	178/485	82	366/447	86	344/399	54	185/339	6	9/140
Perkins Select Value I	Dec-11	Mid-Cap Value	10	45/485	80	359/447					85	371/432
Perkins Small Cap Value T	Feb-97	Small Value	11	50/450	43	183/421	63	245/385	13	42/328	N/A	N/A
Perkins Value Plus Income I	Jul-10	Moderate Allocation	73	710/967	60	557/933	39	327/834			44	360/810

Morningstar Quartile: 1st 2nd 3rd 4th

* Closed to new investors.

Note:
(1) ‡ In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 32 for additional Morningstar disclosure. Since PM inception performance for Perkins Small Cap Value T Shares is not available for comparison.

28

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2015 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	2.98	16.44	13.68	7.97	10.77
U.S. Enhanced Plus Net		2.70	16.11	13.34	7.64	10.38
S&P 500® Index		1.38	15.13	12.57	7.31	9.35
Difference versus S&P 500® Index Net of Fees		1.31	0.98	0.78	0.34	1.03
U.S. Large Cap Growth Gross	7/93	4.58	15.67	12.77	7.79	12.48
U.S. Large Cap Growth Net		4.08	15.12	12.24	7.30	11.91
S&P 500® Growth Index		5.53	17.19	14.06	8.69	9.41
Difference versus S&P 500® Growth Index Net of Fees		(1.44)	(2.07)	(1.82)	(1.39)	2.50
U.S. Enhanced Index Gross	4/98	1.45	14.69	12.62	7.53	6.41
U.S. Enhanced Index Net		1.15	14.34	12.27	7.19	6.06
S&P 500® Index		1.38	15.13	12.57	7.31	5.49
Difference versus S&P 500® Index Net of Fees		(0.24)	(0.78)	(0.30)	(0.11)	0.58
U.S. Broad Large Cap Growth Gross	11/00	4.78	16.79	13.76	7.97	4.97
U.S. Broad Large Cap Growth Net		4.28	16.22	13.20	7.43	4.43
Russell 1000® Growth Index		5.67	16.83	13.53	8.53	2.98
Difference versus Russell 1000® Growth Index Net of Fees		(1.39)	(0.61)	(0.34)	(1.11)	1.45
U.S. Broad Enhanced Plus Gross	4/01	2.52	15.61	13.28	7.71	7.55
U.S. Broad Enhanced Plus Net		2.22	15.26	12.93	7.39	7.21
Russell 1000® Index		0.92	15.01	12.44	7.40	6.30
Difference versus Russell 1000® Index Net of Fees		1.30	0.25	0.49	(0.01)	0.90
U.S. Large Cap Core Gross	8/01	3.96	16.58	13.66	7.63	7.58
U.S. Large Cap Core Net		3.45	16.01	13.11	7.12	7.08
S&P 500® Index		1.38	15.13	12.57	7.31	5.79
Difference versus S&P 500® Index Net of Fees		2.06	0.89	0.54	(0.19)	1.29
U.S. Broad Large Cap Value Gross	8/04	(2.65)	12.68	12.08	6.86	8.16
U.S. Broad Large Cap Value Net		(3.01)	12.27	11.66	6.47	7.76
Russell 1000® Value Index		(3.83)	13.08	11.27	6.16	7.20
Difference versus Russell 1000® Value Index Net of Fees		0.81	(0.82)	0.39	0.31	0.56
Global Large Cap Core Gross	1/05	2.03	12.23	10.15	7.10	7.77
Global Large Cap Core Net		1.58	11.72	9.65	6.56	7.23
MSCI World® Index		(0.32)	10.23	8.20	5.56	5.96
Difference versus MSCI World® Index Net of Fees		1.90	1.49	1.45	1.00	1.27
International Large Cap Core Gross	11/06	4.33	9.08	6.61	-	4.52
International Large Cap Core Net		3.90	8.63	6.17	-	4.08
MSCI EAFE® Index		(0.39)	5.46	4.07	-	1.84
Difference versus MSCI EAFE® Index Net of Fees		4.29	3.17	2.10	-	2.25
U.S. Broad Enhanced Index Gross	10/08	0.76	14.42	12.44	-	10.40
U.S. Broad Enhanced Index Net		0.55	14.17	12.20	-	10.13
Russell 1000® Index		0.92	15.01	12.44	-	10.61
Difference versus Russell 1000® Index Net of Fees		(0.37)	(0.84)	(0.25)	-	(0.49)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 31 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

29

Mathematical equity performance: relative return strategies (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2015 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	0.67	12.19	10.26	-	14.34
Global Large Cap Core ex Japan (Kokusai) Net		0.25	11.67	9.72	-	13.77
MSCI KOKUSAI® World ex Japan Index		(1.21)	10.21	8.57	-	13.19
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		1.46	1.47	1.15	-	0.57
European Large Cap Core Gross (EUR)	1/10	15.85	17.49	12.72	-	14.34
European Large Cap Core Net (EUR)		15.28	16.87	12.12	-	13.72
MSCI Europe® Index (EUR)		8.78	12.08	8.99	-	9.44
Difference versus MSCI Europe® Index (EUR) Net of Fees		6.49	4.79	3.13	-	4.28
Global All Country Enhanced Index Gross	11/11	(0.84)	8.82	-	-	9.88
Global All Country Enhanced Index Net		(1.18)	8.44	-	-	9.50
MSCI All Country World® Index		(1.84)	8.26	-	-	9.07
Difference versus MSCI All Country World® Index Net of Fees		0.66	0.19	-	-	0.43
Enhanced Index North America Gross	7/12	(0.14)	13.29	-	-	13.42
Enhanced Index North America Net		(0.41)	12.98	-	-	13.10
MSCI North America® Index		(0.27)	13.54	-	-	13.55
Difference versus MSCI North America® Index Net of Fees		(0.13)	(0.57)	-	-	(0.45)
Large Cap Core USA Gross	8/12	1.79	14.86	-	-	14.70
Large Cap Core USA Net		1.33	14.38	-	-	14.22
MSCI USA® Index		1.32	15.06	-	-	14.64
Difference versus MSCI USA® Index Net of Fees		0.01	(0.68)	-	-	(0.42)
Global All Country Core Gross	5/13	(0.16)	-	-	-	6.39
Global All Country Core Net		(0.68)	-	-	-	5.81
MSCI All Country World® Index		(1.84)	-	-	-	5.59
Difference versus MSCI All Country World® Index Net of Fees		1.16	-	-	-	0.22
Emerging Markets Core Gross	6/13	(10.88)	-	-	-	(5.25)
Emerging Markets Core Net		(11.59)	-	-	-	(6.00)
MSCI Emerging Markets® Index		(14.60)	-	-	-	(6.21)
Difference versus MSCI Emerging Markets® Index Net of Fees		3.01	-	-	-	0.21
Global All Country Core Select Gross	6/13	1.13	-	-	-	7.43
Global All Country Core Select Net		0.46	-	-	-	6.71
MSCI All Country World® Index		(1.84)	-	-	-	5.85
Difference versus MSCI All Country World® Index Net of Fees		2.30	-	-	-	0.86
Global All Country Core ex U.S. Gross	7/14	(2.27)	-	-	-	(6.99)
Global All Country Core ex U.S. Net		(2.86)	-	-	-	(7.54)
MSCI All Country World® ex USA Index		(5.25)	-	-	-	(9.29)
Difference versus MSCI All Country World® ex USA Index Net of Fees		2.39	-	-	-	1.75

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 31 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

30

Mathematical equity performance disclosure For the period ending December 31, 2015, 100%, 80%, 100% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11) , Janus Aspen INTECH U.S. Low Volatility Portfolio – Service Shares (9/12)  and INTECH Emerging Markets Managed Volatility Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). For ETFs shown on page 4: The information in the prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer is not permitted. Please call 1-877-33-JANUS for a prospectus. Janus Capital Management LLC is the investment adviser and ALPS Distributors, Inc. is the distributor. ALPS is not affiliated with Janus. VelocityShares ETNs are issued by Credit Suisse AG (Credit Suisse), the Janus Volatility Hedged Large Cap ETF and the Janus Velocity Tail Risk Hedged ETF are advised by ALPS Advisors, Inc. (ALPS), and the Janus Equal Risk Weighted Large Cap ETF is advised by Exchange Traded Concepts, LLC (ETC). Credit Suisse, ALPS and ETC are not affiliated with Janus Capital Group Inc. “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending December 31, 2015, 70%, 69%, 67% and 71% of the 53, 49, 42 and 35 Complex-Wide mutual funds; 67%, 61%, 62% and 69% of the 39, 38, 34 and 29 Fundamental Equity mutual funds; 75%, 100%, 80% and 100% of the 8, 6, 5 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 75% of the Complex-Wide mutual fund assets, 71% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending December 31, 2015, 49%, 52% and 60% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 49, 42 and 35 funds, respectively. 49 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex USA IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Russell Global Large Cap Defensive Index measures the performance of the investable securities in the Global Large Cap Defensive segment of the market. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-0116-108124 04-15-16

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2014, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.